FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement dated as of the 5th day of November, 2020 (“Agreement”) is made by and among Nationwide Financial Services, Inc. (“NFS”), on behalf of itself and its subsidiaries listed on Exhibit A (collectively, “Nationwide” unless otherwise indicated) and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”), Principal Variable Contracts Funds, Inc. (“Corporation”), and Principal Funds Distributor, Inc. (“Company”) which serves as the principal underwriter to the mutual funds listed on Exhibit B (each a “Fund” and collectively, the “Funds”).

WHEREAS, the Corporation is an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by life insurance companies which have entered into participation agreements substantially similar to this Agreement (“Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Corporation are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (mutual funds), and such series are further divided into classes of shares (“classes”); and

WHEREAS, the Company is the principal underwriter and distributor to the Corporation; and

WHEREAS, the life insurance companies listed on Exhibit A (collectively, “Nationwide Insurers”), as depositors, have established (or will establish) the Variable Accounts to serve as investment vehicles in order to fund variable annuity contracts and variable life insurance policies offered by Nationwide (“Contracts”); and

WHEREAS, Nationwide, the Company, and the Corporation wish to enter into an agreement providing for the purchase by the Variable Accounts of shares of the Funds to provide investment options for the Contracts; and

WHEREAS, Nationwide’s broker-dealers listed on Exhibit A (collectively, “Nationwide Broker-Dealers”), in consideration of payments received, provide distribution and shareholder services, with administrative assistance from Nationwide Insurers, for and on behalf of the Funds in connection with the marketing of the Funds as investment options under the Contracts; and

WHEREAS, this Agreement is intended to be entered into in connection with a separate Fund Administrative Services Agreement between Nationwide and Principal Shareholder Services, Inc., dated as of November 5th, 2020 (“Administrative Services Agreement”), that provides for the provision of certain order-processing, recordkeeping, sub-accounting, reporting, and related administrative services by Nationwide with respect to the Funds.

NOW, THEREFORE, in consideration of their mutual promises, Nationwide, the Company, and the Corporation agree as follows:

1.	Definitions

(a)	“1933 Act” means the Securities Act of 1933, as amended.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)	“1940 Act” means the Investment Company Act of 1940, as amended.

(d)

“12b-1 Fee” means fees payable from a Fund’s assets pursuant to a plan adopted by the Board of Directors of the Corporation pursuant to Rule 12b-1 under the 1940 Act for Distribution Services, as defined below, provided by Nationwide.

(e)

“Business Day” means any day on which the New York Stock Exchange is open for trading and on which the Corporation calculates the net asset value of its applicable Funds pursuant to the rules of the SEC.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Contract Owner” means an owner or holder of a Contract.

(h)	“Distribution Services” means marketing and other services designed to promote the sale of Contracts that feature Funds as underlying investment options, as further described in Exhibit C.

(i)	“FINRA” means the Financial Industry Regulatory Authority, Inc.

(j)	“SEC” means the U.S. Securities and Exchange Commission.

(k)	“Shares” means the shares, including the particular class of shares, of the Funds set forth in Exhibit B.

(l)	“USA Patriot Act” means the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

2.	Distribution and Availability of Fund Shares in Connection with the Contracts

(a)

Nationwide Broker-Dealers will perform Distribution Services in connection with certain classes of the Shares as set forth in this Section 2 and in Exhibit C. The Company agrees to pay compensation to Nationwide Broker-Dealers for such Distribution Services based on the value of Shares of such classes held by the Variable Accounts in accordance with Section 8 of this Agreement.

(b)

Shares may be purchased or redeemed by each Variable Account on behalf of Contract Owners on a daily basis at the net asset value next computed after receipt and acceptance by the Company or its designee of the order for purchase or redemption. In purchasing and redeeming Shares for the Variable Accounts, Nationwide will comply with the terms and conditions of this Agreement, and the terms and conditions of the Administrative Services Agreement.

(c)

Subject to the termination provisions of this Agreement, the Company and the Corporation agree to make Shares of the Funds available for as long as they are offered for purchase at the applicable net asset value per share to Participating Insurance Companies and their separate accounts on those days on which the Corporation calculates the net asset value of each Fund pursuant to rules of the SEC; provided, however, that the Company and/or the Corporation may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the Company’s or the Corporation’s sole discretion, acting in good faith and in light of its duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Fund.

(d)

The Company and the Corporation agree that Shares of the Corporation will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Code and regulations promulgated thereunder (and to the extent permitted by the Mixed and Shared Funding Order (as defined below)), the sale to which will not impair the tax treatment currently afforded the Contracts. Nationwide agrees that Corporation shares will be used only for the purposes of funding the Contracts and Variable Accounts. No Shares of any Fund will be sold directly to the general public.

(e)

Neither the Company nor the Corporation will sell Shares to any insurance company or separate account unless an agreement containing provisions substantially the same as those in Sections 2, 3(g) and 7 of this Agreement are in effect to govern such sales.

(f)

Nationwide has policies and procedures in effect to detect and deter short term or excessive trading into and out of a Fund (“Market Timing”). Nationwide’s Market Timing policies and procedures include but are not limited to: monitoring Contract Owner trading activity, imposing trade restrictions, and enforcing redemption fees imposed by the Funds (if applicable). The Company and the Corporation acknowledge that Nationwide shall apply its own trade monitoring and restriction policies and procedures to trading of Fund Shares hereunder.

3.	Representations and Warranties of Nationwide

Nationwide represents and warrants that:

(a)

NFS is a holding company duly organized and in good standing under applicable state law, and each subsidiary listed on Exhibit A has been duly organized and is in good standing under applicable state law;

(b)	Nationwide Insurers have legally and validly established each Variable Account as an insurance company separate account under applicable state law;

(c)

each Variable Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration pursuant to Sections 3(c)(1) or 3(c)(7) thereof; each Variable Account will maintain such registration for so long as any Contracts are outstanding; and each Variable Account will comply, and will continue to comply, in all materials respects with applicable requirements of the 1940 Act and the rules thereunder;

(d)

the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder, and the Contracts will comply, and will be issued and sold in compliance, in all material respects with all applicable federal and state laws;

(e)

Nationwide Insurers will amend each registration statement under the 1933 Act for the Contracts and each registration statement under the 1940 Act for the Variable Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law and that such registration statements will at all times comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, and the rules thereunder;

(f)	Nationwide Insurers will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by Nationwide;

(g)

subject to the Corporation’s representation in Section 4(f) below, the Contracts are currently and at the time of issuance will be treated as modified endowment contracts, annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Company and the Corporation immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

(h)

Nationwide Broker-Dealers are broker-dealers as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act that are registered with the SEC pursuant to Section 15 of the 1934 Act; and are members of FINRA; and during the term of this Agreement, will abide by all of the rules and regulations of FINRA;

(i)

Each purchase of Shares Nationwide submits pursuant to this Agreement will be a purchase by an insurance company separate account permissible under the Mixed and Shared Funding Order (as defined below). Nationwide represents and warrants that it will not submit any order for the purchase of Shares other than as described in the preceding sentence. Nationwide represents and warrants that it has adopted and implemented, and will maintain, internal controls reasonably designed to ensure that it will not submit any order for the purchase of Shares other than as described above.

(j)	its activities hereunder comply in all material respects with all provisions of federal and state securities and insurance law applicable to such activities;

(k)

For so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass- through voting privileges for owners of Contracts, Nationwide shall (i) solicit voting instructions from Contract Owners; (ii) vote the Shares held in the Variable Account(s) in accordance with instructions received from Contract Owners; and (iii) vote Shares held in the Variable Account(s) for which no timely instructions have been received in the same proportion as Shares of such Fund for which instructions have been received from Nationwide’s Contract Owners. Nationwide reserves the right to vote Shares held in any segregated asset account in its own right, to the extent permitted by law; and

(l)

Nationwide agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Nationwide (or, to Nationwide’s knowledge, of any Contract Owner) that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or Nationwide otherwise becomes aware of any facts that could give rise to any claim against a Fund or the Company or its affiliates as a result of such a failure or alleged failure:

(i)	Nationwide shall promptly notify the Corporation and the Company of such assertion or potential claim;

(ii)	Nationwide shall consult with the Corporation and the Company as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)

Nationwide shall use its best efforts to minimize any liability of the Corporation, the Company, and its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(iv)

Any written materials to be submitted by Nationwide to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by Nationwide to the Corporation and the Company (together with any supporting information or analysis) within at least two (2) Business Days prior to submission;

(v)

Nationwide shall provide the Corporation, the Company, and its affiliates with such cooperation as the Corporation and the Company shall reasonably request (including, without limitation, by permitting the Corporation, the Company, and its affiliates to review the relevant books and records of Nationwide) in order to facilitate review by the Corporation, the Company, and its affiliates of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure; and

(vi)

Nationwide shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Corporation (or any Fund), the Company, and its affiliates (A) compromise or settle any claim, (B) accept any adjustment on audit, or (C) forego any allowable administrative or judicial appeals, without the express written consent of the Corporation and the Company, which shall not be unreasonably withheld; provided that Nationwide shall not be required to appeal any adverse judicial decision unless the Corporation or the Company shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the applicable Fund(s) or the Company shall bear the costs and expenses of such appeal, including reasonable attorney’s fees, incurred by Nationwide in complying with this clause (vi).

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

4.	Representations and Warranties of the Corporation

The Corporation represents and warrants that:

(a)	the Corporation is lawfully organized and validly existing under the laws of the State of Maryland and it does and will comply in all material respects with applicable provisions of the 1940 Act;

(b)

Shares sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and the Corporation is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such Shares are sold and remain outstanding;

(c)	it will amend the registration statement for the Corporation’s Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares;

(d)	it will register and qualify the Corporation’s Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Corporation;

(e)

each Fund is currently qualified as a regulated investment company under Subchapter M of the Code and will make every effort to maintain such qualification. Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future; and

(f)

each Fund currently complies with the diversification requirements of Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and each Fund will make every effort to maintain compliance with such diversification requirements, unless such Fund is otherwise exempt from Section 817(h) and/or except as otherwise disclosed in such Fund’s prospectus. In the event that a Fund ceases to comply with Section 817(h), the Corporation shall promptly notify Nationwide and it shall make every effort to remedy such failure to comply within the time frame set forth by Section 817(h);

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

5.	Representations and Warranties of the Company

The Company represents and warrants that:

(a)

it (i) is a broker-dealer as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act; (ii) is registered with the SEC pursuant to Section 15 of the 1934 Act and is a member of FINRA; (iii) serves as principal underwriter/distributor for the Corporation; and (iv) during the term of this Agreement, will abide by any applicable state and federal securities laws and all of the rules and regulations of FINRA; and

(b)	its activities hereunder comply in all material respects with all provisions of federal and state securities law applicable to such activities.

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

6.	Prospectuses and Other Fund Materials

(a)

The Company will provide Nationwide with as many copies of the current Fund prospectuses and/or shareholder reports, including any supplements or amendments to the foregoing, for distribution to prospective Contract Owners in reasonable quantities except as otherwise mutually agreed by the parties hereto. The Company will provide Nationwide with a copy of the Corporation’s statement of additional information (and any supplements thereto) in a form suitable for duplication by Nationwide. Nationwide shall be responsible for distributing Fund prospectuses and other Fund-issued documents as applicable, as described in Exhibit C, to Contract Owners. If requested by Nationwide, in lieu thereof, the Company will provide such documents, including final copies of current prospectuses, set in type or camera-ready or electronic format, and other assistance as is reasonably necessary in order for Nationwide to deliver to Contract Owners. The Company will, upon request, provide Nationwide with a copy of each Fund’s prospectus and other Fund materials (e.g., statements of additional information, shareholder reports) through electronic means to facilitate Nationwide’s efforts to provide Fund prospectuses and other Fund materials via electronic delivery.

(b)

The Corporation will cause each Fund’s prospectus to state that the SAI for such Fund is available and will disclose how Contract Owners can obtain the SAI. Nationwide assumes sole responsibility for ensuring that Fund prospectuses and other Fund-issued documents are delivered to Contract Owners in accordance with applicable federal and state securities laws and shall bear the costs of distributing such materials to prospective Contract Owners for which the Corporation is serving or is to serve as an underlying investment vehicle.

(c)

Nationwide shall not give any information or make any representations or statements on behalf of the Corporation or the Company or concerning the Corporation or the Company other than information or representations contained in and accurately derived from the Corporation’s registration statement or prospectuses (as such registration statement and prospectuses may be amended or supplemented from time to time), reports of the Corporation which are in the public domain or approved by the Corporation or the Company for distribution to Contract Owners, or in sales literature or other promotional material provided or approved by the Corporation or the Company, except as required by legal process or regulatory authorities or with the written permission of the Corporation or the Company.

(d)

Neither the Corporation nor the Company shall give any information or make any representations or statements on behalf of Nationwide or concerning Nationwide, the Variable Accounts, or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by Nationwide for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of Nationwide.

7.	Mixed & Shared Funding

(a)

The Corporation represents that the Corporation and its investment adviser have received an order from the SEC granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Corporation to be sold to and held by, among others, variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and to the trustees of qualified pension and retirement plans outside of the separate account context (“Qualified Plans”). The parties acknowledge that the terms and conditions of the Mixed and Shared Funding Order are noted in the notice and order issued by the SEC (Release Nos. IC-27852 (June 18, 2007) (notice) and IC-27887 (July 17, 2007) (order) (the “Mixed and Shared Funding Order”). If and to the extent that the Corporation engages in mixed and shared funding as contemplated by the Mixed and Shared Funding Order, this Section 7 shall apply.

(b)

As set forth in the Mixed and Shared Funding Order, Nationwide agrees to report any potential or existing conflicts promptly to the Corporation’s Board of Directors, and in particular whenever voting instructions of contract owners are disregarded and recognizes that it will be responsible for assisting the Board of Directors in carrying out its responsibilities under the Mixed and Shared Funding Order. Nationwide agrees to carry out such responsibilities with a view to the interests of existing contract owners.

(c)

If a majority of the Board of Directors, or a majority of disinterested board members (“Disinterested Board Members”), determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board of Directors shall give prompt notice to all applicable Participating Insurance Companies and Qualified Plans. Nationwide shall, in cooperation with Qualified Plans to the extent applicable and other Participating Insurance Companies whose contract owners are also affected, at its expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(i)

Withdrawing the assets allocable to some or all of the Variable Accounts from the Corporation or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract Owners; and/or

(ii)	Establishing a new separate account.

Nationwide agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out with a view only to the interests of the Contract Owners.

(d)

If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all contract owners having an interest in the Fund, Nationwide may be required, at the Board of Director’s election, to withdraw a Variable Account’s investment in the Fund and terminate this Agreement with respect to such Variable Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination will take place within six (6) months after the Corporation gives written notice that this provision is being implemented or as soon as Nationwide is able to obtain approval from the SEC to withdraw the Variable Account’s investment. Until the end of such period, the Corporation shall continue to accept and implement orders by Nationwide for the purchase and redemption of Corporation Shares upon the terms set forth in this Agreement.

(e)

If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Nationwide conflicts with the majority of other state regulators, then the Company will withdraw the affected Variable Account’s investment in the Corporation and terminate this Agreement with respect to such Variable Account within six (6) months after the Board of Directors informs Nationwide in writing that it has determined that such decision has created an irreconcilable material conflict, or as soon as Nationwide is able to obtain approval from the SEC to withdraw the Variable Account’s investment; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such period, the Corporation shall continue to accept and implement orders by Nationwide for the purchase and redemption of Corporation Shares upon the terms set forth in this Agreement.

(f)

For the purpose of Section 7(c)-(e), a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will Nationwide be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board of Directors determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Nationwide will withdraw the Variable Account’s investment in Corporation and terminate this Agreement as soon as Nationwide is able to obtain approval from SEC to withdraw the Variable Account’s investment or within six (6) months after the Board of Directors informs Nationwide in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

(g)

Nationwide will certify, upon request, to the Corporation’s Board such reports, materials, or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it by the Mixed and Shared Funding Order.

(h)

If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then the Corporation and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

8.	Expenses

The parties acknowledge and agree that:

(a)

Nationwide is responsible for the expenses of the cost of registration and, if applicable, qualification of the Contracts and Variable Contracts, unless otherwise exempt, the costs of having the Contracts approved by state insurance authorities in the applicable jurisdictions, and the preparation and filing of the Contracts’ prospectuses and statements of additional information.

(b)

The Company and/or the Funds are responsible for the expenses of the cost of registration and qualification of the Funds’ Shares and the preparation and filing of the Funds’ prospectuses, statements of additional information, and shareholder reports and the preparation of other related statements and notices required by law for distribution in reasonable quantities to prospective Contract Owners except as otherwise mutually agreed upon by the parties to this Agreement.

(b)

Except as otherwise provided herein or under related agreements, all expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Company or the Funds under this Agreement shall be paid by the Company and/or the Funds.

9.	Compensation

(a)

In consideration for the Distribution Services provided by Nationwide pursuant to this Agreement, the Company agrees to pay Nationwide Broker-Dealers, for the Class 2 Shares of each Fund identified on Exhibit B, the 12b-1 Fee at the rate listed therein for such Class, calculated as an annualized percentage of the average daily net asset value of the Class 2 Shares owned by Variable Accounts for the period in which such fees were earned.

(b)

The parties acknowledge and agree that a Rule 12b-1 plan may be terminated at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Board Members and who have no direct or indirect financial interest in the operation of the Rule 12b-1 plan or in any related agreements to the Rule 12b-1 plan, or by a majority of the outstanding voting securities of the applicable Fund or Funds and/or applicable class or classes of such Fund or Funds, upon delivery of written notice thereof to the parties to this Agreement, and that no fees under such Rule 12b-1 plan shall thereafter be payable.

(c)

12b-1 Fees will be paid to the Nationwide Broker-Dealer of record on the account on a monthly basis by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The 12b-1 Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by the Company for the relevant period and such other supporting data as may be reasonably requested by Nationwide.

(d)

Subject to subsection (c) of this Section 8, the Company agrees that 12b-1 Fees will be paid to Nationwide Broker-Dealers or its designee according to this Agreement with respect to each applicable class of a Fund as long as Shares of such Fund are held by Variable Accounts. This provision, however, will not survive the termination of this Agreement.

(e)	Each party may disclose that it has entered into this Agreement. Further, each of the parties may disclose the annual fees payable to Nationwide Broker-Dealers under this Agreement.

10.	Fund Substitution

If a party desires to remove a Fund from a Contract (other than the exercise by the Corporation of its rights under Section 2(c) hereof), the party that initiates the removal will pay reasonable expenses incurred by the other party as a result of removing such Fund as an available investment option. The parties agree to provide reasonable advance notice of their election to remove a Fund. The Company and the Corporation acknowledge that Nationwide may need to seek the approval of the SEC under Section 26(c) of the 1940 Act for any Fund substitution.

11.	Privacy and Data Security

(a)

The parties will keep confidential any information regarding the Corporation, the Funds, Nationwide, the Variable Accounts and Contract Owners received in connection with providing services and meeting their respective obligations hereunder, except: (a) as necessary to provide the services or otherwise meet their respective obligations under this Agreement; (b) as necessary to comply with applicable law; and (c) information regarding the Corporation or Variable Accounts which is otherwise publicly available. The parties will maintain internal safekeeping procedures to safeguard and protect the confidentiality of the data transmitted to another party or its designees or agents in accordance with Section 248.11 of Regulation S-P (17 CFR 248.1–248.30) (“Reg S-P”), and any other applicable federal or state privacy laws and regulations, including without limitation 201 CFR 17.00 et seq. and applicable security breach notification regulations (collectively “Privacy Laws”). Each party shall use such data solely to effect the services contemplated herein (except as noted above), and none of the parties will directly, or indirectly through an affiliate, disclose any non-public personal information protected under Privacy Laws (“Non-public Personal Information”) received from another party to any person that is not an affiliate, designee, service provider, or agent of the receiving party and provided that any such information disclosed to an affiliate, designee, service provider, or agent will be under the same or substantially similar limitations on use and non-disclosure and will comply with all legal requirements. The Company and the Corporation will not use information, including Non-public Personal Information, directly or indirectly provided to it by Nationwide or its designees or agents pursuant to this Agreement for the purpose of marketing to Contract Owners or any other similar purpose, except as may be agreed by the parties hereto. Except for confidential information consisting of Non-public Personal Information, which will be governed in all respects in accordance with the immediately preceding sentence, confidential information does not include information which (i) was publicly known and/or was in the possession of the party receiving confidential information (“Receiving Party”) from other sources prior to the Receiving Party’s receipt of confidential information from the party disclosing confidential information (“Disclosing Party”), or (ii) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its representatives, or (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party’s knowledge is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

(b)

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Non-public Personal Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration, or unauthorized disclosure or access of Non-public Personal Information under this Agreement. Without limiting the generality of the foregoing, each party will take reasonable measures to secure and defend its location and equipment against cyber-attacks, “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its systems or the information found therein. Each party will periodically test its systems for potential areas where security could be breached. Each party will report to the other party promptly any breaches of security or unauthorized access to its systems that it detects or becomes aware of that would require notification to consumers and/or regulators, as may be required by applicable federal and/or state laws. Each party will use reasonable and diligent efforts to remedy such breach of security or unauthorized access in a timely manner. Each party agrees to respond to the other’s reasonable request for information concerning its information security program and, upon request, provide certification to the requesting party that we have applicable policies and procedures in place. Each party also agrees, when reasonably requested by the other party, to complete a security questionnaire provided by the requesting party. The parties agree to resolve promptly any material control deficiencies related to their respective information security programs that are identified through the completion of such questionnaires. The parties agree to limit the security questionnaires frequency to once a year.

(c)

All Non-public Personal Information must be stored in a physically and logically secure environment that reasonably attempts to protect it from unauthorized access, modification, theft, misuse, and destruction.

12.	Anti-Money Laundering

(a)

Nationwide agrees that the companies listed on Exhibit A will comply with all applicable anti- money laundering laws, rules and regulations, including but not limited to, the Bank Secrecy Act (“BSA”), its implementing regulations, and the USA Patriot Act, which amends certain sections of the BSA and sets forth certain other anti-money laundering requirements. In addition, Nationwide agrees that the companies listed on Exhibit A have adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (OFAC). Nationwide agrees to comply with the terms of the anti-money laundering and OFAC services attached hereto in Exhibit C.

(b)

The Company agrees that it will comply with all applicable anti-money laundering laws, rules and regulations, including but not limited to, the BSA, its implementing regulations, and the USA Patriot Act, which amends certain sections of the BSA and sets forth certain other anti-money laundering requirements.

13.	Maintenance of Records

Each party will maintain and preserve all records as required by law to be maintained and preserved in connection with the provision of services contemplated hereunder. Upon the reasonable request of the Company, the Corporation, the Funds, or their designee, Nationwide shall provide copies of records maintained pursuant to this Agreement relating to transactions between the Variable Accounts and the Funds, written communications regarding the Variable Accounts to or from the Contract Owners and other materials, in each case (i) as are maintained by Nationwide in the ordinary course of its business and in compliance with applicable laws and regulations, and (ii) as may reasonably be requested to enable the Company, the Corporation, the Funds, or their representatives, including without limitation its auditors or legal counsel, to (a) monitor and review the Distribution Services, (b) comply with any request of a governmental body or self-regulatory organization, or (c) verify compliance by Nationwide with the terms of this Agreement.

Upon the request of Nationwide or its designee, the Company shall furnish to Nationwide such information with respect to the Corporation or any Fund as Nationwide may reasonably request from time to time in the performance of its obligations under this Agreement and in order to permit Nationwide to help ensure compliance by the Corporation, the Funds, and the associated investment advisers with applicable laws, rules and regulations.

Each party acknowledges that (i) the other party shall have no obligation to make available proprietary information unrelated to the services provided under this Agreement or any information related to the other beneficial owners of a Fund, except to the extent strictly necessary to confirm compliance with applicable laws, rules and regulations in the administration of a Fund, and (ii) the other party shall be entitled in any such situation to redact such information to the extent necessary to protect such proprietary or confidential information. Nothing herein shall require any party to disclose any information to the other party (i) in contravention of the terms of a non-disclosure agreement with a third party; (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege; or (iii) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable law.

14.	Indemnification

(a)

Nationwide agrees to indemnify and hold harmless the Company, the Corporation, and each of its respective officers, trustees, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls the Company and/or the Corporation within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnified Parties” for purposes of this section) against any losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof), and/or litigation expenses (including reasonable legal and other expenses) (collectively the “Losses”), to which the Fund Indemnified Parties may become subject to the extent such Losses (i) result from Nationwide’s bad faith, negligence, or willful misconduct in performing its obligations under this Agreement; (ii) result from any material breach by Nationwide of any provision of this Agreement or of any law, rule, or regulation applicable to its obligations under this Agreement; (iii) result from any breach by Nationwide of a representation or warranty made in this Agreement; (iv) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from any Corporation Document (as defined below)) or wrongful conduct of Nationwide or persons under its control, with respect to the sale or acquisition of Contracts or Shares; or (v) arise out of or result from any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Corporation Document (as defined below) or any omission or alleged omission to state therein a material fact required be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Corporation or the Company by or on behalf of Nationwide. Nationwide shall not be liable for indemnification hereunder to the extent such Losses are attributable to the bad faith, negligence, or willful misconduct of a Fund Indemnified Party in performing its obligations or by reason of such Fund Indemnified Party’s reckless disregard of its obligations under this Agreement. Nationwide further agrees to indemnify and hold harmless the Fund Indemnified Parties against any Losses that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Contract registration statement or prospectus or the Contracts themselves or in sales literature generated or approved by Nationwide on behalf of the Contracts or Variable Accounts (or any amendment or supplement to any of the foregoing) (collectively, the “Nationwide Documents” for purposes of this section), or any omission or alleged omission to state therein a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except to the extent that such statement or omission is based on written information furnished to Nationwide by or on behalf of the Company or the Corporation.

(b)

The Company agrees to indemnify and hold harmless Nationwide and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls Nationwide within the meaning of Section 15 of the 1933 Act (collectively, the “Nationwide Indemnified Parties” for purposes of this section) against any Losses to which the Nationwide Indemnified Parties may become subject to the extent such Losses (i) result from the Company’s or the Corporation’s bad faith, negligence, or willful misconduct in performing its obligations under this Agreement; (ii) result from any material breach by the Company or the Corporation of any provision of this Agreement or of any law, rule, or regulation applicable to its obligations under this Agreement; (iii) result from any breach by the Company or the Corporation of a representation or warranty made in this Agreement; or (iv) arise out of or result from any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Nationwide Document or any omission or alleged omission to state therein a material fact required be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Nationwide by or on behalf of the

Corporation or Company. The Company shall not be liable for indemnification hereunder to the extent such Losses are attributable to the bad faith, negligence, or willful misconduct of a Nationwide Indemnified Party in performing its obligations or by reason of such Nationwide Indemnified Party’s reckless disregard of its obligations under this Agreement. The Company further agrees, on behalf of itself and the Corporation, to indemnify and hold harmless the Nationwide Indemnified Parties against any Losses that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Fund registration statement or prospectus or in sales literature generated or approved by the Company on behalf of the Corporation or Fund (or any amendment or supplement to any of the forgoing) (collectively, the “Corporation Documents” for purposes of this section), or any omission or alleged omission to state therein a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except to the extent that such statement or omission is based on written information furnished to the Company or the Corporation by or on behalf of Nationwide.

(c)

Each party agrees that the extent of its indemnification liability to the other hereunder will be limited to direct damages (including reasonable legal expenses). Notwithstanding the foregoing, in no event shall either party be liable to the other for special, indirect, or consequential damages, or lost profits, or loss of business.

(d)

Promptly after receipt by an indemnitee under this section of notice of the commencement of a claim or action that may be covered hereunder, the indemnitee will notify the indemnitor in writing of the commencement thereof. The omission to so notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this section except that the failure of the indemnitee to so notify the indemnitor will relieve the indemnitor of its indemnity obligation with respect to that action to the extent that such omission results in the forfeiture of the indemnitor’s substantive rights or defenses. If any such action is brought against any indemnitee, the indemnitor (at its cost) will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder will have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel as provided above, the indemnitees in such action will bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named as defendant(s) in such action for: (i) reasonable fees and expenses of counsel agreed upon by indemnitor and indemnitee; or (ii) for all reasonable fees and expenses of counsel retained by the indemnitee(s) in the event that the indemnitor is found liable under the terms of this Agreement or applicable law for the defense of such indemnitee(s). If the indemnitor assumes the defense of any such action, the indemnitor will not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise, or default or consent, each indemnitee receives from the claimant a release from all liability in respect of such claim. The party seeking indemnification will not confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party’s prior written consent.

(e)	The provisions of this Section 14 shall survive the termination of this Agreement.

15.	Applicable Law

(a)	This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

(b)

This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

16.	Termination

(a)

This Agreement may be terminated by any party for any reason upon sixty (60) days’ advance written notice delivered to the other parties, unless a shorter time period is agreed to in writing by the parties to this Agreement.

(b)

This Agreement may be terminated immediately at the option of any party upon institution of formal proceedings against another party by FINRA, the SEC, the insurance commission of any state, or any other regulatory body regarding such other party’s duties under this Agreement or related to the marketing and sale of the Contracts, the operation of a Variable Account, the administration of the Contracts, or the purchase of the Corporation’s shares, or an expected or anticipated ruling, judgment or outcome which would, in the terminating party’s reasonable judgment, materially impair the other party’s ability to meet and perform its obligations and duties hereunder.

(c)

This Agreement may be terminated at the option of the Company or the Corporation if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law or the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Company or the Corporation reasonably believes that the Contracts may fail to so qualify.

(d)

This Agreement may be terminated by either the Company or the Corporation if it determines, in its sole judgment exercised in good faith, that either (1) Nationwide shall have suffered a material adverse change in its business or financial condition, or (2) Nationwide shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Corporation or the Company, or (3) Nationwide breaches any obligation or representation under this Agreement in a material respect and such breach shall continue un-remedied for thirty (30) days after receipt by Nationwide of notice in writing from the Company or the Corporation of such breach.

(e)

This Agreement may be terminated at the option of Nationwide if (i) the Internal Revenue Service determines that any Fund fails to qualify as a “Regulated Investment Company” under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (ii) Nationwide shall determine, in its sole judgment exercised in good faith, that either (1) the Corporation or the Company shall have suffered a material adverse change in its business or financial condition, or (2) the Corporation or the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Nationwide, or (3) The Company or the Corporation breaches any obligation or representation under this Agreement in a material respect and such breach shall continue un-remedied for thirty (30) days after receipt of notice in writing to the Company or the Corporation, as applicable, from Nationwide of such breach.

(f)

This Agreement may be terminated by any party to the Agreement upon a determination by a majority of the Corporation’s Board of Directors, or a majority of the Disinterested Board Members, that an irreconcilable material conflict exists.

(g)

This Agreement may be terminated upon assignment (as defined in Section 2(a)(4) of the 1940 Act) of the Agreement, unless made with the written consent of all other parties hereto or otherwise permissible under this Agreement.

(h)

This Agreement may be terminated upon the requisite vote of Contract Owners having the right to give voting instructions with respect to Corporation Shares, or SEC approval of an application pursuant to Section 26(c) of the 1940 Act, to substitute for the Corporation’s shares with the shares of another investment company in accordance with the terms of the applicable Contacts. Nationwide will give forty-five (45) days written notice to the Corporation of any proposed application or vote to replace the Corporation’s shares. The Corporation and the Company shall cooperate with Nationwide in connection with such application.

(i)

Notwithstanding any termination of this Agreement pursuant to any of the provisions of this Section 16, the Company and the Corporation will, upon the mutual agreement of the parties hereto, continue to make available additional Shares of the Corporation pursuant to the terms and conditions of this Agreement for all existing Contracts in effect on the date a termination notice is given under this Agreement (hereinafter referred to as “Existing Contracts”); provided that Nationwide continues to pay the costs set forth in Section 6(b). Specifically, without limitation, if the Company and the Corporation so agree to make additional Corporation Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Corporation (as in effect on such date), redeem investments in the Corporation, and/or invest in the Corporation upon the making of additional purchase payments/premium payments under the Existing Contracts, and the provisions of this Agreement shall continue in effect as to the Existing Contracts until they no longer are invested in Corporation Shares. This Section 16(j) shall not apply to any termination under Section 7 of this Agreement; terminations under Section 7 are governed by that Section.

(j)

The indemnification provisions of Section 16 shall survive the termination of this Agreement. Section 7 and Section 3(k) shall survive termination of this Agreement as long as shares of the Corporation are held on behalf of Contract Owners in accordance with Section 16(j).

17.	Notices

Each notice or other communication required or permitted to be made or given by a party pursuant to this Agreement shall be given in writing and delivered by U.S. first class mail or overnight courier, in each case prepaid and addressed, to:

Nationwide

Nationwide Financial Services, Inc.

One Nationwide Plaza, 5-02-210A

Columbus, Ohio 43215

Attention: VP, Head of Fund Operations

Company and Corporation

Principal Funds Distributor, Inc.

Principal Variable Contracts Funds, Inc.

620 Coolidge Drive, Suite 300

Folsom, California 95630

Attention: President, Principal Funds Distributor, Inc.

Any party may change its address by notifying the other party(ies) in writing. Notices will be deemed given upon dispatch.

18.	Unregistered Separate Accounts

Pursuant to Section 12(d)(1)(E) of the 1940 Act, each Nationwide Insurer will comply with the following conditions for it to hold shares of any Fund in one or more unregistered separate accounts that is relying on either Section 3(c)(1) or 3(c)(7) of the 1940 Act for its exemption from the definition of an “investment company” under the 1940 Act:

(a)

The Nationwide Insurer represents that either it or the principal underwriter of any unregistered separate account holding Fund shares is a broker or dealer registered under the 1934 Act or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act.

(b)

The Nationwide Insurer will not hold any other investment security (as defined in Section 3 of the 1940 Act) in the corresponding subaccount of an unregistered separate account that holds shares of a Fund.

(c)

A Nationwide Insurer will seek instructions from holders of interests in an unregistered separate account holding Fund shares with regard to the voting of all proxies solicited in connection with a Fund and will vote those proxies only in accordance with those instructions, or it will vote Fund shares held in its unregistered separate accounts in the same proportion as the vote of all of the Fund’s other shareholders.

(d)

A Nationwide Insurer will not substitute another security for shares of a Fund held in an unregistered separate account unless the SEC approves the substitution in the manner provided in Section 26 of the 1940 Act.

19.	Entire Agreement

This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

20.	Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties (except that a party may assign rights, privileges, duties, or obligations to an affiliate).

21.	Waiver

Except as otherwise noted herein, no term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced. Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

22.	Force Majeure

No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified, or removed.

23.	Other Matters

(a)	The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(b)	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

(c)

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

(d)

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

(e)

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks, or service marks, whether registered or unregistered, without the prior written consent of such party. Notwithstanding the foregoing, Nationwide may identify the Funds in a listing of funds available as underlying investment options in the Contracts.

(f)	Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

(g)	Except as otherwise noted herein, this Agreement may not be amended or modified except by a written amendment, which includes any amendments to the exhibits, executed by all parties to the Agreement.

(h)

Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated thereby.

(i)	Except as expressly set forth herein, no provision of this Agreement is intended or shall be construed to provide or create any rights or benefits in any third party.

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid, and binding obligation, and is enforceable in accordance with its terms.

This Agreement may be executed by electronic signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC., on behalf of itself, the Nationwide Insurers, and the Nationwide Broker-Dealers

/s/ Leland W. Cummings
By:	Leland W. Cummings
Title:	VP, Head of Fund Operations

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

/s/ Tracy Bollin
By:	Tracy Bollin
Title:	Chief Financial Officer

PRINCIPAL FUNDS DISTRIBUTOR, INC.

/s/ Dina Sullivan
By:	Dina Sullivan
Title:	AVP

EXHIBIT A

NFS SUBSIDIARIES

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Other Subsidiaries

Nationwide Investment Services Corporation

Jefferson National Securities Corporation

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Variable Accounts, or performing duties or obligations hereunder on behalf of Nationwide, provided that such subsidiary is duly formed, validly existing and in good standing, and has all necessary licenses.

EXHIBIT B

FUND SHARE CLASSES AND COMPENSATION

The listed share classes (below) of all mutual fund series of the Corporation under the current applicable prospectuses and any future versions thereof.

Share Class	12b-1 Fee (bps)
Class 1	0
Class 2	25

EXHIBIT C

DISTRIBUTION SERVICES

Pursuant to this Agreement, Nationwide’s Broker-Dealers shall perform and incur expenses for distribution and related shareholder services in exchange for 12b-1 Fees, including, but not limited to the following:

1.	Supporting and responding to investment inquiries about the Corporation and the Funds from registered representatives, investment advisors, and Contract Owners.

2.	Distributing Fund prospectuses, SAIs, and semi-annual and annual reports to prospective Contract Owners.

3.	Maintaining sales-related electronic information systems and other systems, including but not limited to:

a.	Advisor website and tools

b.	Customer relationship management systems

c.	Producer information data warehouses

d.	All licensing platforms

e.	Sales reporting

4.	Printing and distributing advertising, including but not limited to:

a.	Marketing content to support the acquisition of new Contract Owners

b.	Product illustrations

c.	Sales literature

d.	Customer enrollment materials

e.	Regulatory filings of advertising materials

5.	Furnishing the Company with records of sales, redemptions and repurchases of Shares for marketing/distribution purposes.

6.	Preparing distribution-related reports for the Company as shall reasonably be required by the Company that have been previously agreed upon.

7.	Providing such other distribution services as the Company may reasonably request that have been previously agreed upon.

8.

Bearing expenses associated with the foregoing, as well as expenses associated with compensating broker-dealers selling Contracts that include the Fund(s) as underlying investment options and educating their registered representatives.

9.

Providing office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in Nationwide’s business, or any personnel employed by Nationwide) as reasonably necessary to provide the foregoing services.

10.	Screen Contract Owners that open accounts with Nationwide and that invest in the Funds against OFAC’s Specially Designated Nationals List or similar OFAC lists.